UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2018

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Disclosures pursuant to Non-Disclosure Agreements

As noted in previous periodic filings by Rex Energy Corporation (“Rex Energy” or the “Company”), from time to time, the Company engages with its lenders or other holders of its securities, including its 1.0%/8.0% senior secured notes due 2020 (“senior notes”), its preferred stock, and its common stock, regarding potential transactions, or otherwise opportunistically considers strategic financing proposals that management believes may be beneficial to the Company and its stakeholders. These transactions may include proposals for financing or recapitalization, refinancing of existing debt, debt-for-debt or debt-for-equity exchanges, or other restructuring transactions with current investors, affiliates of the Company, and/or other financing or strategic counterparties.

In September 2017, the Company entered into confidentiality agreements and commenced discussions with legal and financial advisors (the “Noteholder Advisors”) for a committee of holders of the senior notes (the “Noteholders”), who have represented to the Company that they hold a substantial portion of the senior notes, to explore one or more possible restructuring, financing, refinancing, reorganization, recapitalization, amendment, waiver, forbearance, asset sale and/or similar transactions involving the Company (a “Possible Transaction”). Subsequent to the date of the execution of these confidentiality agreements, the Noteholder Advisors (a) conducted due diligence on the Company and (b) engaged in discussions with the Company and its advisors.

In early January 2018, the Company entered into confidentiality agreements with the Noteholders to discuss a Possible Transaction (the “NDAs”). During the course of those discussions, and subject to the applicable NDAs, the Company shared certain confidential information with the Noteholders (collectively, the “Cleansing Materials”). The Company is obligated to disclose such information in this Form 8-K pursuant to the terms of the applicable NDAs. Copies of the Cleansing Materials are attached hereto as Exhibit 99.1.

Also following entry into the NDAs, the Company and the Noteholders engaged in negotiations with respect to a Possible Transaction. Attached hereto as Exhibits 99.2 and 99.3 are the most recent term sheet proposals sent by each of the Company and the Noteholders, respectively. In addition, attached hereto as Exhibit 99.4 are the most recent proposals for the material terms of an amendment to the Company’s existing term loan facility. The Company has not yet reached agreement on mutually acceptable terms and conditions with the Noteholders regarding a Possible Transaction. Negotiations between the Company and the Noteholders are ongoing. There are no assurances that the Company and such Noteholders will come to an agreement on the terms of a Possible Transaction.

Rex Energy expects that it will continue to periodically assess its financing alternatives and opportunistically engage with current or potential investors, lenders, or financing providers regarding such alternatives in the future. Any financing, refinancing, or restructuring arrangement may be on terms similar or dissimilar to the proposal described herein, could be subject to additional terms or conditions, could require specific approvals from existing lenders, noteholders and/or shareholders, among others, and would otherwise be subject to the negotiation and execution of definitive documentation. There can be no assurance that any such transaction would result in additional liquidity or that any such transactions can or will be consummated.

In accordance with General Instruction B.2 of Form 8-K, the information under this heading shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Cautionary Note Regarding Forward-Looking Statements

Certain Statements in this Form 8-K and the exhibits hereto that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes these statements and the assumptions and estimates contained therein are reasonable based on information that is currently available to it. However, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and the Company cannot assure that the Company can or will meet the goals, expectations and projections. Any number of factors could cause our actual results to be materially different from those expressed or implied in the Company’s forward looking statements. Further information on the risks and uncertainties that may affect our business is available in the Company’s filings with the SEC, and the Company strongly encourages readers to review and understand those risks. The Company does not assume or undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(a) Exhibits.

Exhibit
No.	Description

99.1	Rex Energy Corporate Presentation, January 2018

99.2	Company Term Sheet Proposal

99.3	Noteholder Term Sheet Proposal

99.4	Term Loan Amendment Proposals

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: February 8, 2018	By:	/s/ Curtis J. Walker
	Name:	Curtis J. Walker
	Title:	Chief Financial Officer